Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Clear-Lite Holdings, Inc., for the period ending January 31, 2010, I, Thomas J. Irvine, Principal Executive Officer of Clear-Lite Holdings, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ending January 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended January 31, 2010, fairly represents in all material respects, the financial condition and results of operations of Clear-Lite Holdings, Inc.

Date:   March 17, 2010

/s/ Thomas J. Irvine
Thomas J. Irvine
Principal Executive Officer